UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. _______)

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☒ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

SUPER VISION INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPER VISION INTERNATIONAL, INC.

8210 Presidents Drive

Orlando, Florida 32809

November 1, 2005

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Super Vision International, Inc. The Special Meeting will be held at the principal executive offices of Super Vision International, Inc. at 8210 Presidents Drive, Orlando, Florida 32809, on Wednesday, the 7th day of December, 2005, at 10:00 a.m. Eastern Time, and thereafter as it may from time to time be adjourned.

Details of the business to be conducted at the Special Meeting are given in the attached Notice of Special Meeting and Proxy Statement.

Your vote is important. Whether or not you attend the Special Meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the Special Meeting and vote in person, you may do so.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

We look forward to seeing you at the Special Meeting.

Sincerely,

Brett Kingstone,

Chairman of the Board, President and Chief Executive Officer

SUPER VISION INTERNATIONAL, INC.

NOTICE OF

SPECIAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

Date:	December 7, 2005
Time:	10:00 a.m.
Place:	Super Vision International, Inc.
8210 Presidents Drive Orlando, Florida 32809

Dear Stockholders:

At our Special Meeting, we will ask you to:

•	Consider and vote upon a proposal, solely for purposes of NASD Marketplace Rule 4350(i), to approve the grant of a warrant to purchase 289,187 shares of the Company’s Class A Common Stock to Brett Kingstone, in connection with Mr. Kingstone’s transition from his current positions as Chief Executive Officer and President of the Company; and

•	Transact any other business that may properly be presented at the Special Meeting.

RECORD DATE

If you were a stockholder of record at the close of business on October 12, 2005, you are entitled to notice of and to vote at the Special Meeting. A list of stockholders entitled to vote at the meeting will be available during business hours for ten days prior to the Special Meeting at our offices, 8210 Presidents Drive, Orlando, Florida 32809, for examination by any stockholder for any purpose germane to the meeting.

PROOF OF OWNERSHIP

Attendance at the Special Meeting will be limited to stockholders of record or their authorized representative by proxy. If your shares are held through an intermediary, such as a bank or broker, you must present proof of your ownership of Super Vision shares at the Special Meeting. Proof of ownership could include a proxy from the intermediary or a copy of your account statement, which confirms your beneficial ownership of Super Vision shares.

By order of the Board of Directors,

Brett Kingstone
Chairman of the Board, President and
Chief Executive Officer

November 1, 2005

PROXY STATEMENT FOR THE

SUPER VISION INTERNATIONAL, INC.

SPECIAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

The Board of Directors of Super Vision International, Inc. sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at a Special Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We will begin sending this Proxy Statement, the attached Notice of Special Meeting and the enclosed proxy card on or about November 1, 2005 to all stockholders entitled to vote. Stockholders who owned Super Vision common stock at the close of business on October 12, 2005 are entitled to vote. Effective October 12, 2005, there were 2,060,114 shares of Super Vision Class A common stock and 483,264 shares of Super Vision Class B common stock outstanding. Common stock (both Class A and Class B) is our only class of voting stock. In this Proxy Statement, unless the context otherwise requires, “Super Vision,” “we,” “our,” “us,” the “Company” and similar expressions refer to Super Vision International, Inc., a Delaware corporation.

How Many Votes Do I Have?

Each share of Class A common stock that you own entitles you to one vote for each matter to be acted upon at the Special Meeting. Each share of Class B common stock that you own entitles you to five votes for each matter to be acted upon at the Special Meeting. The proxy card enclosed herewith indicates the number of Super Vision shares of each class of common stock that you own.

How Do I Vote by Proxy?

Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (the individual named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors, as follows:

“FOR” the proposal to approve the grant of a warrant to purchase 289,187 shares of the Company’s Class A Common Stock to Brett Kingstone, in connection with Mr. Kingstone’s transition from his current positions as Chief Executive Officer and President of the Company (the “Proposal”).

If any other matter is properly presented at the Special Meeting, your proxy will vote in accordance with his best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Special Meeting, other than those discussed in this Proxy Statement.

May I Revoke My Proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	You may send in another proxy with a later date;

•	You may notify Super Vision’s Secretary in writing before the Special Meeting that you have revoked your proxy; or

•	You may vote in person at the Special Meeting.

How Do I Vote in Person?

If you plan to attend the Special Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on October 12, 2005, the record date for voting.

What Vote Is Required to Approve the Proposal?

Vote Required	The affirmative vote of a majority of the total votes cast at the Special Meeting by the holders of shares present in person or by proxy, and entitled to vote at the Special Meeting, is required to approve the Proposal.

Quorum; The Effect of Broker Non-Votes and Abstentions	A majority of the votes of the outstanding shares of Class A and Class B common stock represented in person or by proxy will constitute a quorum. Your broker is not entitled to vote on the Proposal unless it receives instructions from you. Even if your broker does not vote your shares on the Proposal, such broker non-votes will count as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Similarly, abstentions are also counted for determining if a quorum is present. Shares will not be voted in favor of the Proposal, and will not be counted as voting on the Proposal, if they either (i) abstain from voting on the Proposal, or (ii) are broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the voting on the Proposal, which requires the affirmative vote of a majority of the votes cast in person or by proxy on the Proposal.

Is Voting Confidential?

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by Super Vision. That information is available for examination only by the inspectors of election who are employees appointed to tabulate the votes. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

What Are the Costs of Soliciting the Proxies?

Super Vision pays the cost of preparing, assembling and mailing this proxy soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph by Super Vision officers and employees without additional compensation. Super Vision pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

THE PROPOSAL

On September 9, 2005, the Board of Directors authorized the grant to Brett Kingstone, the Company’s Chairman of the Board, President and Chief Executive Officer, of a warrant to purchase 289,187 shares of the Company’s Class A common stock at an exercise price equal to the fair market value of such shares on such date (the “Warrant”), subject to approval by the Company’s stockholders. Mr. Kingstone was not present during the voting or deliberations on the Warrant.

Also, on September 9, 2005, Super Vision and Mr. Kingstone entered into a transition agreement whereby Mr. Kingstone will transition from his positions as Chief Executive and President of the Company effective January 1, 2006 (the “Transition Agreement”). A description of the Transition Agreement is contained in a current report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 14, 2005. A copy of the Transition Agreement is attached as Exhibit 10.2 to the Form 8-K.

The Company and its Board of Directors value Mr. Kingstone’s deep knowledge of the lighting industry and particularly of Super Vision, its business, personnel, suppliers, customers and other constituents. Because of the mutual interest of Mr. Kingstone and the Company in a smooth management transition, the Board of Directors requested Mr. Kingstone to serve as a consultant to the Company after his tenure as Chief Executive Officer and President ends. Mr. Kingstone agreed to do so on the terms set forth in the Transition Agreement.

The Warrant is part of a package designed to continue to link Mr. Kingstone’s compensation for the services to the Company to stockholder value. Granting Mr. Kingstone the Warrant enables the Company to compensate Mr. Kingstone in a way that continues to align his interests with those of our stockholders while allowing the Company to use its cash resources for other purposes. In consideration for the services Mr. Kingstone will provide the Company as a consultant pursuant to the Transition Agreement, the Board determined that it was in the best interest of the Company and its stockholders to grant Mr. Kingstone the Warrant.

Upon termination of Mr. Kingstone’s employment with the Company on December 31, 2005, a warrant to purchase 289,187 shares of the Company’s Class common stock that was issued to Mr. Kingstone in 1997 to, among other things, provide an incentive to Mr. Kingstone to exercise his best efforts on the Company’s behalf, will terminate. In this Proxy Statement, the warrant to purchase 289,187 shares of the Company’s common stock that will terminate on December 31, 2005 when Mr. Kingstone transitions from his positions as President and Chief Executive Officer of Super Vision to a Company consultant is referred to as the “Terminating Warrant.”

Summary Description of the Warrant

A summary of the Warrant is set forth below. This summary is qualified in its entirety by reference to the full text of the Warrant, a copy of which is attached hereto as Appendix A.

The Warrant will entitle Mr. Kingstone to purchase 289,187 shares of Super Vision Class A common stock at an exercise price equal to $4.30 per share, the fair market value of such shares on the date of the Transition Agreement. The Warrant is transferable and assignable by Mr. Kingstone upon the terms and conditions set forth in the Warrant, fully vested on the grant date and exercisable for a term of ten years.

In lieu of delivering the exercise price in cash, Mr. Kingstone may elect to receive shares of the Company’s common stock equal to the value of the Warrant or portion thereof being exercised. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the Company’s outstanding shares of common stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of common stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the number and kind of shares or other securities subject to the Warrant, and (y) the price for each share subject to the Warrant, without changing the aggregate exercise price as to which the Warrant remains exercisable. If the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, the Warrant shall pertain to and apply to the securities to which a holder of the number of shares of common stock subject to the Warrant would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the purchase price as to which the Warrant may be exercised so that the aggregate purchase price as to which the Warrant may be exercised shall be the same as the aggregate purchase price as to which the Warrant may be exercised for the shares remaining subject to the Warrant immediately prior to such reorganization, merger, or consolidation.

Our Class A common stock is traded on the NASDAQ SmallCap Market under the symbol SUPVA. On October 12, 2005, the closing price of our Class A common stock, as published in the Wall Street Journal, was $4.50 per share.

Interests of Our Directors and Executive Officers in the Proposal

Mr. Kingstone is currently the Company’s President, Chief Executive Officer and Chairman of the Board. He also beneficially owns 15.3% of the Company’s outstanding Class A common stock and 100% of the outstanding class B common stock, with a combined total voting power of 57.48%. When you consider the recommendation of our Board of Directors that you vote in favor of adopting the Proposal, you should keep in mind that Mr. Kingstone has an interest in the Proposal that is different from, and in addition to, your interest as a stockholder.

Nasdaq Stockholder Approval Requirement

Our Class A common stock is traded on the NASDAQ SmallCap Market under the symbol SUPVA. Consequently, we are subject to the Marketplace Rules promulgated by the National Association of Securities Dealers, Inc. Nasdaq Marketplace Rule 4350(i)(1)(A) generally requires that we obtain stockholder approval when we establish or materially amend a stock option or purchase plan or other equity compensation arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants. In the event that we are unable to obtain stockholder approval of the Proposal, we would provide Mr. Kingstone with other consideration consisting of cash and/or options to purchase shares of Class A common stock that are issued under a plan for which stockholder approval has already been obtained.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

INFORMATION ABOUT SUPER VISION INTERNATIONAL, INC. COMMON STOCK OWNERSHIP

How Much Stock is Owned By Directors, Executive Officers and At Least 5% Stockholders?

The following table shows, as of October 12, 2005, (a) all persons we know to be “beneficial owners” of more than five percent of the outstanding common stock of Super Vision, and (b) the common stock owned beneficially by Super Vision directors and named executive officers and all executive officers and directors as a group. Each person has sole voting and sole investment power with respect to the shares shown, except as noted.

	Shares Beneficially Owned(2)
Beneficial Owners(1)	Number		Percent Ownership		Total Voting Power
	Class A	Class B	Class A	Class B

Brett M. Kingstone(3)	423,887	483,264	17.08%	100%	57.99%
Kingstone Family Ltd Partnership II (4)	351,387	483,264	14.58%	100%	57.35%
Edgar Protiva(5)	29,498	—	1.41%	—	*
Brian McCann(6)	34,000	—	1.62%	—	*
David Feldman(6)	12,000	—	*	—	*
Anthony Nicolosi(6)	14,000	—	*	—	*
Danilo Regalado(6)	20,200	—	*	—	*
Michael Bauer(6)	53,000	—	2.51%	—	1.17%
Fritz Zeck(6)	20,000	—	*	—	*
Anthony T. Castor(6)	13,600	—	*	—	*
Hayward Industries, Inc.(7)	399,168	—	18.06%	—	8.63%
Tebo Partners II, LLC, Tebo Capital, LLC and Todd A. Tumbleson(8)	259,201	—	12.58%	—	5.79%
All executive officers and directors as a group (9 persons)(9)	620,185	483,264	23.20%	100%	59.66%

*	Represents a percentage of beneficial ownership that is less than 1%.
(1)	Unless otherwise stated, the address for all persons listed above is Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809.
(2)	“Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission (SEC) to mean more than ownership in the usual sense. For example, you “beneficially” own Super Vision common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote the stock, or to sell it, or if you have the right to acquire it within 60 days. The percent of shares beneficially owned as of October 12, 2005 was calculated based upon 2,543,378 outstanding shares, consisting of 2,060,114 shares of Class A and 483,264 shares of Class B common stock.
(3)	This amount includes the following shares owned by the Kingstone Family Limited Partnership II (KFLPII), which Mr. Kingstone controls and is the general partner: (i) 483,264 shares of Class B common stock; (ii) 289,187 shares of Class A common stock that may be acquired upon the exercise of warrants that were exercisable as of (or will become exercisable within 60 days after) October 12, 2005. These warrants will terminate upon termination of Mr. Kingstone’s employment with the Company on December 31, 2005 (the “Terminating Warrants”); and (iii) 2,200 shares of Class A common stock. In addition, this amount includes 132,500 shares of Class A common stock which may be acquired upon the exercise of options granted pursuant to the Company’s stock option plans, of which 60,000 will terminate upon termination of Mr. Kingstone’s employment with the Company on December 31, 2005. This amount does not include 289,187 shares of Class A common stock which may be acquired upon exercise of the Warrant that is the subject of the Proposal.
(4)

Kingstone Family Limited Partnership II (KFLPII) was formed in 1998 by Mr. Kingstone, and he is the general partner. KFLPII has granted Hayward Industries, Inc. an option to purchase up to 28,918 shares of Class A common stock that may be acquired upon exercise of the KFLPII Terminating Warrants to purchase

289,187 shares of Class A common stock. These warrants granted to Hayward will vest only if the KFLPII fully or partially exercises the Terminating Warrants. Similarly, KFLPII has granted Cooper Lighting, Inc. an option to purchase up to 28,918 shares of Class A common stock that may be exercised upon exercise of the KFLPII warrants to purchase 289,187 shares of Class A common stock. These warrants granted to Cooper will vest only if the KFLPII fully or partially exercises the Terminating Warrant.

(5)	This amount includes 1,498 shares of Class A common stock. The balance of 28,000 shares of Class A common stock may be acquired upon the exercise of options granted for serving as a director of the Company that were exercisable as of October 12, 2005, or that will become exercisable within 60 days after October 12, 2005.
(6)	This amount includes 3,000 shares of Class A common stock. The balance of 50,000 shares of Class A common stock may be acquired upon the exercise of options that were exercisable as of October 12, 2005, or that will become exercisable within 60 days after October 12, 2005.
(7)	The address of Hayward Industries, Inc. is 900 Fairmont Avenue, Elizabeth, New Jersey 07207. This amount represents shares of Class A common stock, and also includes 149,688 warrants to purchase Class A common stock that were exercisable as of October 12, 2005, or that will become exercisable within 60 days after October 12, 2005. However, this amount does not include up to 28,918 shares that maybe acquired upon exercise of the options owned by Hayward Industries described in footnote (4) above.
(8)	Based on a Schedule 13D filed by the holders with the Securities and Exchange Commission on July 21, 2005 which states that such shares are directly owned by Tebo Partners II, LLC (“Tebo Partners”). The Schedule 13D also states that Tebo Capital, LLC (“Tebo Capital”) is the sole manager of Tebo Partners and Todd A. Tumbleson is the sole member of Tebo Capital. According to the Schedule 13D, by virtue of their control over the investment and disposition decisions of Tebo Partners, Tebo Capital and Mr. Tumbleson may be deemed to beneficially own all of the securities directly owned by Tebo Partners. Mr. Tumbleson also owns 8,832 shares of the Company’s Class A common stock jointly with his wife. The address of Tebo Partners II, LLC, Tebo Capital, LLC and Todd A. Tumbleson is 12516 Alhambra Street, Leawood, Kansas 66209.
(9)	This amount includes shares that may be acquired upon exercise of options and warrants held by directors and executive officers of Super Vision that were exercisable as of October 12, 2005, or that will become exercisable within 60 days after October 12, 2005.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

How Do We Compensate Our Directors?

Meeting Fees and Expenses	We compensate directors who are not employees of Super Vision with an annual fee of $1,000 for serving on our Board of Directors. For each Board or Committee meeting attended in person, directors receive $500, except for our annual meeting of the Board, which directors receive $1,000 for attending. For meetings attended via telephone, directors receive $250. We reimburse all directors for travel and other related expenses incurred in attending stockholder, Board and committee meetings. We do not compensate our employees for service as a director. We do, however, reimburse them for travel and other related expenses.

Stock Awards	Commencing with our 2005 annual meeting, we compensate directors who are not employees of Super Vision with annual grants of options to purchase 4,000 shares of Class A common stock for serving on our

Board of Directors. In addition, we compensate directors who are not employees of Super Vision with annual grants of options to purchase 2,000 shares of our Class A common stock for serving as chairperson of the Audit Committee of the Board of Directors, 1,000 shares of our Class A common stock for serving as chairperson of our Compensation Committee and 1,000 shares of our Class A common stock for serving as chairperson of our Stock Option Committee. Prior to our 2005 annual meeting, we compensated directors who are not employees of Super Vision with annual grants of options to purchase 2,000 shares of Class A common stock for serving on our Board. In addition, each non-employee director receives a one-time grant of options to purchase 6,000 shares of Class A common stock when he or she first becomes a member of the Board. The initial options and annual option grants become exercisable in full six months after the date of grant. During fiscal year 2004, pursuant to the 2003 Stock Option Plan, we granted options to purchase 2,000 shares of Class A common stock to Edgar Protiva, Brian McCann, David Feldman, Anthony Nicolosi and Fritz Zeck, all directors of Super Vision at the time the options were granted. The options were granted on May 13, 2004 at an exercise price of $5.05 per share and vested on November 13, 2004. In connection with our 2005 annual stockholders meeting, we granted options to purchase 4,000 shares of Class A common stock to each of Messrs. Zeck, Feldman, Castor and Protiva and options to purchase 6,000 shares of Class A common stock to each of Messrs. Nicolosi and McCann. We also granted options to purchase an additional 9,600 shares of our Class A common stock to Mr. Castor in connection with him re-joining our Board of Directors. These options were granted on May 26, 2005 at an exercise price of $3.90 per share and will vest on November 26, 2005.

How Do We Compensate Our Executive Officers?

The tables below show salaries and bonuses paid during the last three years, options granted in fiscal year 2004 and aggregate options exercised in fiscal year 2004 for our Chief Executive Officer, Chief Financial & Operating Officer and Vice President of Sales & Marketing. Super Vision did not have any other executive officers or other employees serving at the end of fiscal 2004 whose total Special salary and bonus exceeded $100,000.

Summary Compensation Table

	Special compensation					Securities Underlying Options	All other Compensation
	Year	Salary		Bonus
Brett M. Kingstone(1)(2)	2004 2003 2002	$ $ $	114,231 112,885 125,577	$ $ $	15,108 15,101 1,361	0 12,500 0	$ $ $	35,610 32,696 12,000

Danilo A, Regalado(3)	2004 2003	$ $	113,808 85,385	$ $	15,108 10,101	0 10,000	$ $	0 0

Michael A. Bauer(4)	2004		$32,350		$106	5,000		$0

(1)	All other compensation includes a monthly allowance of $1,000 for automobile and other related expenses as well as the vested portion of Super Vision’s 401(k) plan employer match.
(2)	Mr. Kingstone is the President and Chief Executive Officer of Super Vision International, Inc., and the Chairman of its Board of Directors.
(3)	Mr. Regalado is the Chief Financial and Operating Officer of Super Vision International and joined the Company in February, 2003.
(4)	Mr. Bauer is the Vice President of Sales and Marketing of the Super Vision International and joined the company in October 2004. Mr. Bauer’s annual base salary for 2004 was $120,000.

On September 9, 2005 (the “Signing Date”), we entered into an employment and non-competition agreement with Michael A. Bauer. The Employment Agreement provides that Mr. Bauer shall serve as President and Chief Executive Officer of the Company effective January 1, 2006. The Employment Agreement has an initial term expiring on December 31, 2007, and will continue for successive one year increments unless the Employment Agreement is terminated by either party. From the Signing Date until December 31, 2005, Mr. Bauer will continue in his position as Vice President of Sales and Marketing of the Company.

The Employment Agreement provides that Mr. Bauer shall receive a base salary of $180,000.00 per annum (which base salary may be increased based on Mr. Bauer’s annual performance review and shall increase no less than 3% per annum during the initial term of the Employment Agreement), performance bonus compensation of up to $190,000 and a monthly automobile allowance of $1,000. Mr. Bauer shall also receive a one-time moving allowance of $25,000. The actual performance bonus payment is based upon the Company’s achievement of certain financial and performance objectives.

In addition, subject to Mr. Bauer’s continued employment with the Company on the applicable grant and vesting dates, the Company has agreed to grant Mr. Bauer certain options to purchase the Company’s class A common stock (the “Stock Options”). Pursuant to the Employment Agreement, Mr. Bauer is entitled to receive the following Stock Options: (i) an option to purchase 40,000 shares of the Company’s class A common stock at an exercise price equal to the fair market value of such stock on the Signing Date, which is fully vested on the Signing Date; (ii) an option to purchase 75,000 shares of the Company’s class A common stock shall be granted on January 1, 2007 at an exercise price equal to the fair market value of such stock on the Signing Date, vesting as to 25,000 shares on January 15, 2007 and 50,000 shares on March 31, 2007, provided that the Company achieves certain financial milestones set forth in the Company’s 2006 Board approved operating plan; and (iii) an option to purchase 75,000 shares of the Company’s class A common stock shall be granted on January 1, 2008 at an exercise price equal to the fair market value of such stock on the Signing Date, vesting as to 25,000 shares on January 15, 2008 and 50,000 shares on March 31, 2008, provided that the Company achieves certain financial milestones set forth in the Company’s 2007 Board approved operating plan. If the financial milestones are not achieved by the Company, a percentage of the applicable Stock Option may vest, based on the portion of the milestone that was achieved.

In the event of termination of Mr. Bauer’s employment by the Company for any reason other than cause of disability, Mr. Bauer shall receive twelve months base salary. The Employment Agreement also contains confidentiality and non-competition provisions.

On September 9, 2005, the Company and Brett M. Kingstone, the Company’s President, Chief Executive Officer and Chairman of the Board, entered into the Transition Agreement. The Transition Agreement provides that upon stepping down from his position as President and Chief Executive Officer of the Company, effective January 1, 2006, Mr. Kingstone will serve as a consultant to the Company. The Transition Agreement provides that on or before January 1, 2006 Mr. Kingstone shall receive $70,000 and payment of unpaid accrued expenses and benefits as of December 31, 2005 (the “Severance Payment”) in complete satisfaction of any severance or other obligation of the Company to Mr. Kingstone under his Employment Agreement with the Company dated January 1, 1994 (the “Existing Employment Agreement”) and $5,000 to assist in the transition to an offsite office. The Transition Agreement further provides, that for individual consulting projects requiring over 10 hours of time, upon prior approval, Mr. Kingstone will receive a consulting fee of $100.00 per hour. The Transition Agreement authorizes Mr. Kingstone to perform certain consulting services for the Company in the first half of 2006 for total compensation not to exceed $10,000.00 per month. The Transition Agreement provides that Mr. Kingstone’s consulting relationship with the Company may be terminated at any time at either party’s option. Subject to re-election by the Company’s stockholders and board of directors, Mr. Kingstone will remain as Chairman of the Board of Directors of the Company for 2006. In consideration for serving as chair for 2006, the Company will pay Mr. Kingstone $15,000 on the date of the 2006 annual stockholders meeting and such additional compensation as is paid to all outside directors of the Company.

The Transition Agreement also provides that in consideration of the Severance Payment, Mr. Kingstone will continue to work toward collecting the judgment awarded to the Company in a lawsuit filed by the Company against various defendants in the Circuit Court in and for Orange County Florida (case number CI-99-9392) and any sums that can be obtained by the Company in certain related litigation. The Transition Agreement amends the Contingent Proceeds Participation Agreement between the Company and Mr. Kingstone dated September 19, 2003 by, among other things, increasing the percentage of net proceeds received by the Company from such litigation that is payable to Mr. Kingstone from 25% to 50% in consideration of Mr. Kingstone’s continuing collection activities relating to such lawsuits.

The Transition Agreement further provides that the Company shall (i) transfer ownership to Mr. Kingstone of his Company laptop computer; (ii) grant Mr. Kingstone a fully vested stock option to purchase 60,000 shares of the Company’s Class A common stock at an exercise price equal to the fair market value of such shares on the date of the Termination Agreement and (iii) subject to shareholder approval, grant to Mr. Kingstone a fully vested warrant to purchase 289,187 shares of the Company’s Class A common stock at an exercise price equal to the fair market value of such shares on the date of the Transition Agreement.

The Transition Agreement also provides that Mr. Kingstone shall enter into a non-competition, confidential information and invention assignment agreement with the Company. Except as set forth herein, the Transition Agreement supersedes all prior employment agreements between the Company and Mr. Kingstone including the Existing Employment Agreement, which will terminate effective December 31, 2005.

On October 18, 2005, we entered into an employment and non-competition agreement with Danilo A. Regalado. The Employment Agreement provides that Mr. Regalado shall serve as Executive Vice President and Chief Financial Officer of the Company effective January 1, 2006. The Employment Agreement has an initial term expiring on December 31, 2007, and will continue for successive one year increments unless the Employment Agreement is terminated by either party. From the signing date until December 31, 2005, Mr. Regalado will continue in his positions as Chief Financial Officer and Chief Operating Officer of the Company.

The Employment Agreement provides that Mr. Regalado shall receive a base salary of $150,000.00 per annum (which base salary may be increased based on Mr. Regalado’s annual performance review and shall increase no less than 3% per annum during the initial term of the Employment Agreement) and performance bonus compensation of up to $75,000. The actual performance bonus payment is based upon the Company’s achievement of certain financial and performance objectives.

In addition, the Company has granted Mr. Regalado an option (the “Stock Option”) to purchase 50,000 shares of the Company’s class A common stock at an exercise price equal to the fair market value of such stock on September 9, 2005 (the “Grant Date”). The Stock Option became vested as to 10,000 of the shares subject to the option on the Grant Date. Subject in all instances to Mr. Regalado’s continued employment with the Company on the applicable vesting dates, and provided that certain financial milestones set forth in the Company’s 2006 Board approved operating plan are achieved, the Stock Option shall vest as to 7,500 shares subject to such option on January 15, 2007 and 12,500 shares on March 31, 2007, and further provided that certain financial milestones set forth in the Company’s 2007 Board approved operating plan are achieved such option shall vest as to 7,500 shares subject to such option on January 15, 2008 and 12,500 shares on March 31, 2008. If the financial milestones are not achieved by the Company, a percentage of the Stock Option may vest, based on the portion of the milestone that was achieved.

In the event of termination of Mr. Regalado’s employment by the Company for any reason other than cause or disability, Mr. Regalado shall receive three months base salary, unpaid reimbursable expenses and accrued and unused benefits. The Employment Agreement also contains confidentiality and non-competition provisions.

The Company has no other employment agreements with its employees, although all employees sign confidentiality and non-competition agreements.

We have entered into indemnification agreements with certain of our directors and executive officers which provide that we will indemnify such directors and executive officers against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director or executive officer in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of our company.

Option Grants in Fiscal Year 2004

The following table provides information on stock options granted under our 2003 stock option plan during fiscal year 2004 to the executive officers named in the Summary Compensation Table.

Name	Number of Securities Underlying Options Granted		Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date
Brett M. Kingstone	—		—	—	—
Michael Bauer	5,000	(1)	21.46%	$3.86	October 1, 2014
Danilo A, Regalado	—		—	—	—

(1)	These options were granted on October 1, 2004 and were immediately exercisable in full.

Aggregate Option Exercises During Fiscal Year 2004 and Year-End Option Values

The following table shows information about the value of unexercised stock options at December 31, 2004 for the executive officers listed below. None of the options held by the executive officers listed in the Summary Compensation Table above were exercised in fiscal year 2004.

	Number of Securities Under- lying Unexercised Options at December 31, 2004		Value of Unexercised In- the-Money Options at December 31, 2004(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Brett M. Kingstone	72,500	0	0	0
Michael Bauer	5,000	0	0	0
Danilo A, Regalado	10,000	20,000	$17,600	$35,200

(1) The dollar values of any In-the-Money Options would be calculated by determining the difference between $3.80 per share, the closing bid price of common stock on December 31, 2004, and the exercise price of the stock options. “In-the-Money” stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date. At December 31, 2004, neither Mr. Kingstone nor Mr. Bauer had any In-the-Money options.

Stock Option Plans

1994 Stock Option Plan

Super Vision’s employees, officers, directors and consultants or advisers are eligible to receive incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options under our 1994 stock option plan (the “1994 Plan”). The 1994 Plan, which expired in January 2004, is administered by the Stock Option Committee of the Board of Directors. There are 450,000 shares of our Class A common stock reserved for issuance under the 1994 Plan. The purposes of the 1994 Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the future growth and success of Super Vision and to provide additional incentive by permitting such individuals to participate in the ownership of Super Vision. The criteria utilized by the Committee in granting options pursuant to the Plan are consistent with these purposes.

Options granted under the 1994 Plan may be either incentive options or non-qualified options. Incentive options granted under the 1994 Plan are exercisable for a period of up to 10 years from the date of grant. No options could be granted under the plan after January 2004. Options may be granted only to such employees, officers, directors, consultants and advisors as the Committee shall select from time to time in its sole discretion, but only employees of Super Vision shall be eligible to receive incentive options.

An optionee may be granted more than one option under the Plan. The Committee will, in its discretion, determine (subject to the terms of the 1994 Plan) who will be granted options, the time or times at which options shall be granted, the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contribution to the success of Super Vision and such other factors deemed relevant in accomplishing the purpose of the 1994 Plan.

The 1994 Plan may be amended or terminated by the Board of Directors at any time. Any amendment which would increase the aggregate number of shares of Class A common stock as to which options may be granted under the 1994 Plan, materially increase the benefits under the 1994 Plan, or modify the class of persons eligible to receive options under the 1994 Plan shall be subject to the approval of the stockholders of Super Vision. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

In September 2003, the Board of Directors determined that no further options would be granted under the 1994 Plan.

2003 Stock Option Plan

Super Vision’s employees, officers, directors and consultants or advisers are eligible to receive incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options under our 2003 stock option plan (the “2003 Plan”). The 2003 Plan, which expires in September 2013, is administered by the Stock Option Committee of the Board of Directors. There are 450,000 shares of our Class A common stock reserved for issuance under the 2003 Plan. The purposes of the 2003 Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the future growth and success of Super Vision and to provide additional incentive by permitting such individuals to participate in the ownership of Super Vision. The criteria utilized by the Committee in granting options pursuant to the Plan are consistent with these purposes.

Options granted under the 2003 Plan may be either incentive options or non-qualified options. Incentive options granted under the 2003 Plan are exercisable for a period of up to 10 years from the date of grant. No options can be granted under the plan after September 2013. Options may be granted only to such employees, officers, directors, consultants and advisors as the Committee shall select from time to time in its sole discretion, but only employees of Super Vision shall be eligible to receive incentive options.

An optionee may be granted more than one option under the Plan. The Committee will, in its discretion, determine (subject to the terms of the 2003 Plan) who will be granted options, the time or times at which options shall be granted, the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contribution to the success of Super Vision and such other factors deemed relevant in accomplishing the purpose of the 2003 Plan.

The 2003 Plan may be amended or terminated by the Board of Directors at any time. Any amendment which would increase the aggregate number of shares of Class A common stock as to which options may be granted under the 2003 Plan, materially increase the benefits under the 2003 Plan, or modify the class of persons eligible to receive options under the 2003 Plan shall be subject to the approval of the stockholders of Super Vision. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

Equity Compensation Plan Information as of December 31, 2004

	(a)	(b)	(c)
Plan Category	Number of common shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of common shares available for future issuance (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	351,650	$5.19	446,471
Equity compensation plans not approved by stockholders	467,712	$7.00	—
Totals	819,362	$6.14	446,471

OTHER MATTERS

Management does not know of any matters to be presented for action at the Special Meeting other than the approval of the Proposal as further described in the Notice of Special Meeting of Stockholders. However, if any other matters come before the Special Meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “Commission”). You may read our Commission filings over the internet at the Commission’s website at http://www.sec.gov. You may also read and copy documents at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

Any stockholder who desires to present a proposal qualified for inclusion in our proxy materials relating to our 2006 Annual Meeting must forward the proposal to the Corporate Secretary at the address set forth below in time to arrive at our offices no later than December 26, 2005. This deadline will change in accordance with the rules and regulations promulgated by the Securities and Exchange Commission if the date of the 2006 Special Meeting is 30 calendar days earlier or later than May 26, 2006. The notice provided by the stockholder must contain:

•	a complete and accurate description of the proposal;

•	a statement that the stockholder (or the stockholder’s legal representative) intends to attend the meeting and present the proposal and that the stockholder intends to hold of record securities entitled to vote at the meeting through the meeting date;

•	the stockholder’s name and address and the number of shares of our voting securities that the stockholder holds of record and beneficially as of the notice date; and

•	a complete and accurate description of any material interest of such stockholder in such proposal.

Stockholders who intend to present a proposal at the Company’s 2006 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than March 11, 2006.

All stockholder proposals are subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (regardless of whether included in the proxy materials), and applicable Delaware law.

If you wish to submit a stockholder proposal for the 2006 Annual Meeting of Stockholders or if you would like a copy of our Bylaws (without charge), please write to the Corporate Secretary, Super Vision, 8210 Presidents Drive, Orlando, Florida 32809.

COMMUNICATIONS TO THE BOARD

Stockholders may communicate with the Super Vision Board of Directors by mailing a communication to the entire Board or to one or more individual directors, in care of the Corporate Secretary, Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809. All communications from stockholders to Board members (other than communications soliciting the purchase of products and services) will be promptly relayed to the Board members to whom the communication is addressed.

By order of the Board of Directors,

Brett M. Kingstone,

Chairman of the Board, President and Chief Executive Officer

November 1, 2005

APPENDIX A

WARRANT AGREEMENT

WARRANT AGREEMENT, dated as of the ____ day of ______________, 2005, by and between Super Vision International, Inc., a Delaware corporation (the “Company”) and Brett M. Kingstone (the “Holder”).

IT IS AGREED as follows:

1. Grant of Warrant. The Company hereby grants to the Holder on the date hereof the right and option to purchase (subject to adjustment as set forth herein) an aggregate of 289,187 of its shares of Class A Common Stock (“Shares”) at an exercise price per share of $4.30 (the “Exercise Price”).

2. Warrant Period. The warrant granted hereby shall expire at 5:00 p.m. on __________________, 2015 (the “Expiration Date”).

3. Exercise of Warrant.

A. This warrant may be exercised in whole or in part, at any time, from time to time, prior to the Expiration Date. This warrant may not be exercised at any time on or after the Expiration Date.

B. In the event the Holder dies prior to the Expiration Date, this warrant shall thereafter be exercisable following the Holder’s death in whole or in part, at any time, from time to time, prior to the Expiration Date by his executors or administrators to the full extent to which this warrant was exercisable by the Holder at the time of his death.

C. The Holder may exercise this warrant by delivering to the Company a written notice duly signed by the Holder in the form attached hereto as Exhibit A stating the number of Shares that the Holder has elected to purchase, and accompanied by payment (in cash or by certified check) of an amount equal to the full purchase price for the Shares to be purchased. The notice must also contain a statement (if required by, and in a form acceptable to, the Company) that the Holder is acquiring the Shares for investment and not with a view toward their distribution or resale. Following receipt by the Company of such notice and payment, the Company shall issue, as soon as practicable, the Shares in the name of the Holder and deliver the certificate therefor to the Holder. No Shares shall be issued until full payment therefor has been made and until the Company has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any securities exchange on which the Company’s stock may then be listed and all applicable’ state laws in connection with the issuance of the Shares or the listing of the Shares on said securities exchange. All Shares purchased upon exercise of this Warrant in accordance with this Section shall be fully paid and nonassessable.

D. In lieu of delivering the Exercise Price in cash or check the Holder may elect to receive Shares equal to the value of this warrant or portion thereof being exercised (the “Net Issue Exercise”). If the Holder wishes to elect the Net Issue Exercise, the Holder shall notify the Company of his election in writing at the time the Holder delivers to the Company the notice of exercise. In the event the Holder shall elect the Net Issue Exercise, the Holder shall receive the number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock purchasable under the Warrant, or portion thereof being exercised, and (ii) the current market value, as defined below, of one share of Class A Common Stock minus the Exercise Price, divided by (iii) the current market value, as defined below, of one share of Class A Common Stock. Current market value of a Share shall be determined as follows:

(i) If the Class A Common Stock is listed on a national securities exchange or listed for trading on the Nasdaq Stock Market, the current market value shall be the last reported sale price of the Class A Common Stock on such exchange or system on the last business day prior to the date of exercise of this warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

(ii) If the Class A Common Stock is not so listed, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this warrant; or

(iii) If the Class A Common Stock is not so listed and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of this warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Corporation.

4. Termination. Nothing contained in this Warrant Agreement shall confer upon the Holder any right to be employed by the Company nor prevent the Company from terminating its current relationship with the Holder at any time, with or without cause.

5. Transferability of Warrant. This warrant shall be transferable, subject to applicable securities laws. Any transferee of this warrant shall execute an instrument reasonably satisfactorily to the Company agreeing to be bound by the terms and conditions of this Warrant Agreement.

6. Compliance With Securities Laws. If, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to this warrant upon any securities exchange or under any state or federal law, the consent or approval of any governmental or regulatory body, the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of Shares, this warrant may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition, shall have been effected or obtained on conditions acceptable to the Company’s Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

7. Rights as a Shareholder. The Holder shall have no rights as a shareholder with respect to any shares covered by this warrant (including, without limitation, any rights to receive dividends or non-cash distributions with respect to the Shares) until the date of issue of a stock certificate to him or her for the Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

8. Adjustment Provisions for Recapitalizations, Reorganizations and Related Transactions.

(a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Class A Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Class A Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the number and kind of shares or other securities subject to this warrant, and (y) the price for each share subject to this warrant, without changing the aggregate purchase price as to which this warrant remains exercisable.

(b) Reorganization, Merger and Related Transactions. If the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, this warrant shall pertain to and apply to the securities to which a holder of the number of shares of Class A Common Stock subject to this warrant would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the purchase price as to which this warrant may be exercised so that the aggregate purchase price as to which this warrant may be exercised shall be the same as the aggregate purchase price as to which this warrant may be exercised for the Shares remaining subject to this warrant immediately prior to such reorganization, merger, or consolidation.

(c) Board Authority to Make Adjustments. Any adjustments under this Section 8 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued hereunder on account of any such adjustments.

9. Merger, Consolidation, Asset Sale. Liquidation, etc.

(a) General. In the event of a consolidation or merger in which the Company is not the surviving corporation, or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively, a “Corporate Transaction”), the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, with respect to this warrant: (i) provide that the warrant shall be assumed, or equivalent warrants shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Holder, provide that the warrant will terminate to the extent unexercised immediately prior to the consummation of such transaction unless exercised by the Holder within a specified period following the date of such notice, (iii) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Corporate Transaction (the “Transaction Price”), make or provide for a cash payment to the Holder equal to the difference between (A) the Transaction Price times the number of shares of Class A Common stock subject to the warrant (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of the warrant in exchange for the termination of the warrant, and (iv) provide that the warrant shall become exercisable in full immediately prior to such event.

10. Withholding.

(a) The Company shall have the right to deduct from payments of any kind otherwise due to the Holder any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of this warrant. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Holder may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Class A Common Stock otherwise issuable pursuant to the exercise of the warrant or (ii) by delivering to the Company shares of Class A Common Stock already owned by the Holder. The shares so delivered or withheld shall have a fair market value (as defined above) equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. The Holder may only satisfy his or her withholding obligation with shares of Class A Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

11. Notices. Any notice to be given by the Holder hereunder shall be sent to the Company at its principal executive offices, and any notice from the Company to the Holder shall be sent to the Holder at his address set forth below; all such notices shall be in writing and shall be delivered in person or by registered or certified mail. Either party may change the address to which notices are to be sent by notice in writing given to the other in accordance with the terms hereof.

12. Governing Law. This Agreement, as well as the grant of such warrant and issuance of such Shares, is and shall be governed by and construed in accordance with the laws of the State of Delaware applicable to the agreements made and to be performed entirely within such State.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SUPER VISION INTERNATIONAL, INC.

By:

HOLDER:

Brett M. Kingstone

Address

Exhibit A

PURCHASE FORM

(To be signed and delivered to upon exercise of the Warrant)

The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant, and to purchase thereunder __________ shares of Class A Common Stock, par value $.001, of Super Vision International, Inc. (“Shares”), and herewith makes payment of $__________ ($_____ per share) therefor, plus $__________ ($_____ per share) for withholding tax, if any, required in connection with the exercise of the Warrant, and requests that the Certificates for the Shares be issued in the name(s) of, and delivered to ________________________________________________________ whose address(es) is/are _____________________________________________________________.

The undersigned hereby represents that the shares to be purchased upon the exercise of this Warrant are being purchased for investment only, and not with a view towards the sale, transfer, or distribution thereof.

Dated: ___________________, 20___

SUPER VISION INTERNATIONAL, INC.

Proxy for Special Meeting of Stockholders to be held on December 7, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Super Vision International, Inc. hereby constitutes and appoints Danilo A. Regalado, as attorney and proxy, with the full power to appoint a substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Super Vision which the undersigned is entitled to vote at the Special Meeting of Stockholders of Super Vision to be held on Wednesday, December 7, 2005, or at any and all adjournments or postponements thereof, with respect to the matters set forth on the reverse side and described in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated November 1, 2005.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

SUPER VISION INTERNATIONAL, INC.

December 7, 2005

Please date, sign, and mail

your proxy card back in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.    To approve the grant of a warrant to purchase 289,187 shares of the Company’s Class A Common Stock to Brett Kingstone, in connection with Mr. Kingstone’s transition from his current positions as Chief Executive Officer and President of the Company.

FOR AGAINST ABSTAIN ☐ ☐ ☐
2. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE GRANT OF THE WARRANT AND THE PROXY HOLDER WILL VOTE ON ANY MATTER UNDER PROPOSAL NO. 2 IN HIS DISCRETION AND IN HIS BEST JUDGMENT.

To change the address on an account, please

check the box at right and indicate your

new address in the address space above.                ☐

Please note that changes to the registered

name(s) on the account may not be

submitted via this method.

Signature of Stockholder                                                   Date:                                          Signature of Stockholder                                                   Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.